UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2012

KELLY SERVICES, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-1088	38-1510762
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084

(Address of principal executive offices)

(Zip Code)

(248) 362-4444

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October, 12, 2012, Kelly Services, Inc. (the “Company”) announced the planned retirement of Daniel T. Lis as Senior Vice President, General Counsel, and Corporate Secretary of the Company effective January 1, 2013.  The Company appointed Peter Quigley to the role of Senior Vice President and General Counsel and James M. Polehna to the role of Vice President and Secretary effective January 1, 2013.

Under the terms of a retirement agreement dated as of October 8, 2012 between the Company and Mr. Lis, Mr. Lis will be eligible to receive a short-term incentive under the Company's short-term incentive plan for the 2012 fiscal year, the vesting as of his retirement date of restricted shares that would otherwise have vested if Mr. Lis had remained in the employ of the Company during 2013, and the provision of Company-paid medical, dental, vision and hospitalization benefits during 2013.  The agreement also contemplates that Mr. Lis will be available to provide consulting services during 2013 as requested by the Company in consideration of a monthly consulting payment. A copy of the press release is attached as Exhibit 99.1 herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated October 12, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: October 12, 2012	/s/ James M. Polehna
James M. Polehna Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 12, 2012

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